UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of earliest event reported)	March 1, 2005

Western Goldfields, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Idaho
(State or Other Jurisdiction of Incorporation)

0-50894	38-3661016
(Commission File Number)	(IRS Employer Identification No.)

961 Matley Lane, Suite 120 Reno, Nevada	89502
(Address of Principal Executive Offices)	(Zip Code)

(775) 337-9433
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)	Appointment of Executive Officer.

On March 1, 2005, Becky Corigliano was appointed as the Company’s Chief Financial Officer, Secretary and Treasurer. As the Company previously described in its Form 8-K filed with the Securities and Exchange Commission on February 22, 2005, Douglas J. Newby will also continue as Executive Vice President and interim Chief Financial Officer to assist in the transition.

Ms. Corigliano has served as Finance Manager of the Company since October 2004. Ms. Corigliano has served as the Treasurer/Secretary and Acting Chief Financial Officer of Little Squaw Gold Mining Company since November 1, 2003 and has been appointed Chief Financial Officer on March 4, 2004. She also works part-time as Chief Financial Officer for Marifil Mines Limited, a mineral exploration company listed on the Toronto Ventures Exchange, where she has served since November 1, 2004. Ms. Corigliano worked for Apollo Gold Inc., previously known as Pegasus Gold Corporation, from 1985 to 2003, most recently as Assistant Treasurer/Assistant Secretary. Ms. Corigliano earned a B.A. degree in accounting from Whitworth College in Spokane, Washington.

In connection with her appointment as Chief Financial Officer, Secretary and Treasurer, Ms. Corigliano will receive an annual salary of $88,000, plus travel expenses. In addition, Ms. Corigliano received options to purchase shares of the Company’s common stock, exercisable for a period of three years after issuance as follows:

•	50,000 shares exercisable immediately at an exercise price of $0.50 per share;

•	100,000 shares exercisable after 6 months at an exercise price of $0.50 per share; and

•	100,000 shares exercisable after 12 months at an exercise price of $0.50 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Goldfields, Inc.

Date: ________, 2005	By:	/s/ Thomas K. Mancuso
Name: Thomas K. Mancuso
Title: President